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[LOGO] DECHERTLLP                     1775 I Street, N.W.
                                      Washington, DC 20006-2401
                                      +1 202 261 3300 Main
                                      +1 202 261 3333 Fax
                                      www.dechert.com

                                FORM OF OPINION

[          ], 2006

E*TRADE Funds
4500 Bohannon Drive
Menlo Park, CA 94025

Re: Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel to E*TRADE Funds, a Delaware statutory trust ("Trust"), in connection with the Trust's Registration Statement on Form N-14 ("Registration Statement") to be filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("1933 Act"), relating to the transfer of all the assets of the Kobren Growth Fund ("Predecessor Growth Fund"), a series of the Kobren Insight Funds ("Kobren Funds"), to the E*TRADE Kobren Growth Fund ("Growth Fund"), a series of the Trust, in exchange for the issuance of shares of beneficial interest of the Growth Fund, par value $0.01 per share ("Shares"), and the assumption of the Predecessor Growth Fund's liabilities by the Growth Fund pursuant to the proposed reorganization and redomiciliation as described in the Registration Statement and the form of Agreement and Plan of Reorganization and Redomiciliation ("Agreement") between the Trust, on behalf of the Growth Fund, and the Kobren Funds, on behalf of the Predecessor Growth Fund, as filed with the Registration Statement.

In connection with the opinions set forth herein, you have provided to us originals, copies or facsimile transmissions of, and we have reviewed and relied upon, among other things: a copy of the Registration Statement; a copy of the Agreement; the Certificate of Trust dated November 3, 1998, Amendment No. 3 to the Trust Instrument dated November 4, 1998, as amended and currently in effect ("Trust Instrument"); and the By-Laws of the Trust, as amended and currently in effect ("By-Laws"). We have reviewed and relied upon the current effective Registration Statement of the Trust on Form N-1A filed with the Commission on April 28, 2006 ("N-1A") and Post-Effective Amendment No. 53 to the N-1A filed with the Commission on July 25, 2006. In addition, we have reviewed and relied upon a Certificate issued by the Secretary of the State of
Delaware dated [          ], 2006 with respect to the Trust. We have assumed
that the Trust Instrument and By-Laws were duly adopted by the Board of Trustees of the Trust ("Trustees"). We have also examined such other documents and questions of law as we have determined are necessary or appropriate for purposes of the opinions expressed below.

In rendering this opinion we have assumed, without independent verification,
(i) the due authority of all individuals signing in representative capacities and the genuineness of signatures, (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us,

U.S. Austin Boston Charlotte Harrisburg Hartford New York Newport Beach Palo Alto Philadelphia Princeton San Francisco Washington DC EUROPE Brussels London Luxembourg Munich Paris

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[LOGO] DECHERTLLP

(iii) that any resolutions provided have been duly adopted by the Trustees,
(iv) that the facts contained in the filings, instruments, certificates and/or statements of public officials, officers and representatives of the Trust on which we have relied for the purposes of this opinion are true and correct, and
(v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted that would limit, supersede or modify the items described above. Where documents are referred to in resolutions approved by the Trustees, or in the Registration Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise. When any opinion set forth below relates to the existence or standing of the Trust, such opinion is based entirely upon and is limited by the items referred to above, and we understand that the foregoing assumptions, limitations and qualifications are acceptable to you.

Based upon the foregoing, we are of the opinion that:

1. The Trust has been duly formed and is validly existing as a statutory trust under the laws of the State of Delaware; and

2. The Shares registered under the 1933 Act, when issued in accordance with the terms described in the Registration Statement and the Agreement, will be legally issued, fully paid and non-assessable by the Trust.

The opinions expressed herein are limited to the laws of the State of Delaware and the federal securities laws of the United States. We express no opinion herein with respect to the effect or applicability of the law of any other jurisdiction. The opinions expressed herein are solely for your benefit and may not be relied on in any manner or for any purpose by any other person. We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein. We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Dechert LLP

 [GRAPHIC APPEARS HERE]                              1775 I Street, N.W.
                                                     Washington, DC 20006-2401
                                                     +1 202 261 3300 Main
                                                     +1 202 261 3333 Fax
                                                     www.dechert.com

[          ], 2006

E*TRADE Funds
4500 Bohannon Drive
Menlo Park, CA 94025

Re:  Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel to E*TRADE Funds, a Delaware statutory trust ("Trust"), in connection with the Trust's Registration Statement on Form N-14 ("Registration Statement") to be filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("1933 Act"), relating to the transfer of all the assets of the Delphi Value Fund ("Predecessor Value Fund"), a series of the Kobren Insight Funds ("Kobren Funds"), to the E*TRADE Delphi Value Fund ("Value Fund"), a series of the Trust, in exchange for the issuance of shares of beneficial interest of the Value Fund, par value $0.01 per share ("Shares"), and the assumption of the Predecessor Value Fund's liabilities by the Value Fund pursuant to the proposed reorganization and redomiciliation as described in the Registration Statement and the form of Agreement and Plan of Reorganization and Redomiciliation ("Agreement") between the Trust, on behalf of the Value Fund, and the Kobren Funds, on behalf of the Predecessor Value Fund, as filed with the Registration Statement.

In connection with the opinions set forth herein, you have provided to us originals, copies or facsimile transmissions of, and we have reviewed and relied upon, among other things: a copy of the Registration Statement; a copy of the Agreement; the Certificate of Trust dated November 3, 1998, Amendment No. 3 to the Trust Instrument dated November 4, 1998, as amended and currently in effect ("Trust Instrument"); and the By-Laws of the Trust, as amended and currently in effect ("By-Laws"). We have reviewed and relied upon the current effective Registration Statement of the Trust on Form N-1A filed with the Commission on April 28, 2006 ("N-1A") and Post-Effective Amendment No. 53 to the N-1A filed with the Commission on July 25, 2006. In addition, we have reviewed and relied upon a Certificate issued by the Secretary of the State of
Delaware dated [          ], 2006 with respect to the Trust. We have assumed
that the Trust Instrument and By-Laws were duly adopted by the Board of Trustees of the Trust ("Trustees"). We have also examined such other documents and questions of law as we have determined are necessary or appropriate for purposes of the opinions expressed below.

In rendering this opinion we have assumed, without independent verification,
(i) the due authority of all individuals signing in representative capacities and the genuineness of signatures, (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us,

U.S. Austin Boston Charlotte Harrisburg Hartford New York Newport Beach Palo Alto Philadelphia Princeton San Francisco Washington DC EUROPE Brussels London Luxembourg Munich Paris

[GRAPHIC APPEARS HERE]

(iii) that any resolutions provided have been duly adopted by the Trustees,
(iv) that the facts contained in the filings, instruments, certificates and/or statements of public officials, officers and representatives of the Trust on which we have relied for the purposes of this opinion are true and correct, and
(v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted that would limit, supersede or modify the items described above. Where documents are referred to in resolutions approved by the Trustees, or in the Registration Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise. When any opinion set forth below relates to the existence or standing of the Trust, such opinion is based entirely upon and is limited by the items referred to above, and we understand that the foregoing assumptions, limitations and qualifications are acceptable to you.

Based upon the foregoing, we are of the opinion that:

1. The Trust has been duly formed and is validly existing as a statutory trust under the laws of the State of Delaware; and

2. The Shares registered under the 1933 Act, when issued in accordance with the terms described in the Registration Statement and the Agreement, will be legally issued, fully paid and non-assessable by the Trust.

The opinions expressed herein are limited to the laws of the State of Delaware and the federal securities laws of the United States. We express no opinion herein with respect to the effect or applicability of the law of any other jurisdiction. The opinions expressed herein are solely for your benefit and may not be relied on in any manner or for any purpose by any other person. We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein. We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Dechert LLP